Form F-1 | Greifenberg Digital Limited

Exhibit 10.9

Information Service Agreement

("Agreement")

Agreement No.: ____________

Party A： Greifenberg Analytics Limited (hereinafter referred to as Party A)

Party B： Shanghai Eastmoney Financial Data Service Co., Ltd. (hereinafter referred to as Party B)

(In this Agreement, Party A and Party B are individually referred to as "One party" and collectively referred to as "Parties")

In order to protect the legitimate rights and interests of both parties, according to the Civil Code of the People's Republic of China and other relevant laws and regulations, on the basis of equality and mutual consent, both parties hereby enter into this Agreement for mutual compliance.

Article I Definitions

Unless otherwise agreed by both parties, the relevant words and terms under this Agreement shall be expressed in the following definitions of this Article.

1.1 Financial terminal: mainly refers to the product service with computer program as the main body when Party B provides services to Party A, including each updated version of such computer program involved in the duration of the Agreement.

1.2 Data services: mainly refers to the product services provided by Party B to Party A with the specified data as the main body, including the collation, processing and transmission of the data and the subsequent update of the data and other services.

Article 2 Service Provision Method

2.1 Choice financial terminal service provision method:

Party A downloads terminal products of Party B and installs them on its own. Party B provides assistance to ensure that Party A can log in and receive information normally from Party B's products. The service starts officially on the date that Party A successfully receives data information from party B.

2.2 Choice data interface service provision method.:

Party A downloads "Data Synchronization Tool" installation package for data transmission of Party B and installs it on its own. Party B provides assistance to ensure that Party A can log in and receive and use the information normally from Party B's products. The service starts officially on the date that Party A successfully receives data information from party B's servers.

2.3 Database service provision method:

2.3.1 Data Transmission

Party A downloads "Data Synchronization Tool" installation package for data transmission of Party B and installs it on its own while Party B should provide assistance.

On the premise that Party A provides the technical environment to meet the requirements of the above terms, Party B will assist Party A to complete the installation and debugging of the data synchronization tool in accordance with the data transmission terms within 5 working days after the effective date of this Agreement, so that Party A can log in and carry out information transmission normally. The service starts officially on the date that Party A successfully receives data information from party B.

2.3.2 Data Receiving

Party B shall transfer the data purchased by Party A to Party A in real-time in accordance with the designated data synchronization tool. After data transmission, Party B shall provide party A with the download address of the product in synchronization client version and assist Party A in setting up the synchronization to ensure normal data transmission and reception, and confirm with Party A about the starting date of data usage. If Party A does not notify Party B by email or in writing within 5 working days, Party A will be able to enjoy the products and services normally by default.

Article III The rights and obligations of both parties

3.1 Party A shall pay Party B the information service fee in a timely manner according to this Agreement.

3.2 Party B shall provide corresponding information services in accordance with the provisions of this Agreement. Without the written consent of Party A, Party B shall not transfer part or all of the service work under this Agreement to a third party.

3.3 Party B shall use its best of faith and efforts to collect and transmit the data, and Party B shall not be liable for the authenticity of the collected data and transmission errors occurring in the course of transmission other than correction, and Party B shall not be liable for any loss of direct benefits and expectation of benefits suffered by Party A and Party A's customers' business as a result of data errors or transmission errors.

3.4 Party B fully recognizes the special features of information products, the multi-source nature of information data and the riskiness of financial investment. The service results provided by Party B are for Party A's reference only and do not constitute any recommendation for investment decision or other decisions. Any investment behavior based on Party B's service results shall be at Party A's own risk.

3.5 Without the prior written consent of Party B, Party A shall not modify, translate, reverse engineer, decompile, disassemble any part of the software, or create derivative products based on this software or document; nor shall Party A delete any ownership rights on this software or document statement or label.

3.6 Party B guarantees the stable operation of the product under normal conditions. During the period of use, Party B implements free maintenance for the provided product, and responds in a timely manner through instant messaging tools (WeChat, QQ, IM customer service system, etc.) according to Party A's needs.

3.7 Party B provides telephone (or online) consulting services for Party A's users:

Service phone:

Service email:

Enterprise QQ:

Article IV Intellectual Property Rights

4.1 Party B owns the independent copyright or has obtained the necessary permission from the legal right holder for the software products and related documents and information involved in the Agreement. Party A shall not transfer/allow the use of third parties or use them for purposes other than the purpose of the Agreement.

4.2 Party A obtains the right to use Party B's software products and related documents and information through this Agreement, Party A shall not copy or imitate Party B's related software products by itself. If Party A copies, imitates or modifies the Software without permission, Party A shall bear all the responsibilities arising therefrom.

4.3 If the Agreement is not renewed after the expiration of this Agreement, Party A shall delete all software, documents and information obtained through Party B after the expiration date of this Agreement.

Article V Confidentiality Clause

5.1 Confidential Information means all business information, technical information, operational information and other information disclosed by one party to the other party.

5.2 Both parties hereto agree to maintain the confidentiality of such Confidential Information known to the other party or its affiliates and to strictly limit the employees who have access to such Confidential Information to the confidentiality obligations of this Article. The receiving party agrees to bind its employees who have necessary access to the confidential information of the disclosing party to comply with the confidentiality obligations of this Agreement, and if the receiving party's employees violate the confidentiality obligations, the receiving party shall be deemed to be in breach of the agreement. The party receiving the Confidential Information shall not disclose it to the public unless compelled to do so by the state authorities or unless the said Confidential Information has entered the public domain.

5.3 The above confidentiality obligations will not become invalid due to the rescission or termination of this Agreement.

Article VI Anti-commercial bribery clauses

6.1 Both Party A and B are clear and willing to strictly abide by the legal provisions of the People's Republic of China against commercial bribery, and both parties are clear that any form of bribery and corruption will violate the law and will be severely punished by law. Both parties shall not ask, accept, provide or give any benefits to the other party or the other party's handling department or other personnel who have direct or indirect interests with the agreement, including but not limited to explicit deduction, hidden deduction, cash, shopping cards, physical goods, valuable securities, travel, hospitality or other non-material benefits, etc. Both A and B strictly prohibit any commercial bribery by the employees of the handling department, and if any of the acts listed in this article occurs in the handling department, it is against the company system and will be punished by the company system and national laws. If either party violates the provisions of this article and causes losses to the other party, the breaching party shall compensate for all the losses caused to the defaulting party as a result.

6.2 both Party A and Party B shall support each other's Integrity Construction work. If any party find that the other party's personnel have violated the above agreement, they should report to the other party. The reporting channels are as follows:

Party A: Integrity reporting mail: N/A

Telephone:

Party B: Integrity reporting mail:

Telephone:

Article VII Liability for breach of agreement

7.1 If any party fails to perform or fully perform its obligations under this Agreement, the breaching party shall compensate the other party for direct economic losses caused by the breach.

7.2 If Party A fails to pay the relevant fees as stipulated in this Agreement, Party A shall pay Party B liquidated penalty at the rate of 0.05% of the overdue payment amount for each overdue day. If Party A overdue payment for 30 days, Party B has the right to unilaterally terminate this Agreement.

7.3 If Party B fails to provide information services as agreed in this Agreement, Party B shall pay Party A liquidated penalty at 0.05% of the amount corresponding to the information services not provided for each day of overdue. If Party B is late in providing the service for 30 days, Party A has the right to unilaterally terminate this Agreement.

7.4 In any case where Party B is required to pay liquidated damages or compensation for whatever reason, the maximum amount to be borne by Party B shall not exceed the total amount of this Agreement.

Article VIII Force Majeure

8.1 Force majeure under this Agreement includes, but is not limited to, earthquakes, typhoons, storms, rainstorms, snowstorms, floods, fires, wars, strikes, riots, martial law, governmental acts, plagues, outbreaks and pandemics or other major pandemics, and the failure of information dissemination agencies, information providers, satellite transmission lines, telecommunication departments, network service providers, listed company information providers, servers, etc. The information transmission is abnormal, wrong, interrupted or cut off due to the failure of information providers, satellite transmission lines, telecommunication departments, network service providers, listed company information providers, servers, etc.

8.2 If the above-mentioned force majeure causes this Agreement to be temporarily unable to perform or cannot be fully performed, neither party shall bear the liability for breach of agreement and the resulting losses. Party A and Party B shall actively solve the problem, negotiate and determine remedial measures such as postponement of performance, partial performance or non-performance of the agreement according to the impact of force majeure.

Article IX Legal Application and Dispute Resolution

9.1 This Agreement shall be governed by the laws of the People's Republic of China (for the purpose of this Agreement, the laws of Hong Kong, Macau and Taiwan shall not be included).

9.2 All disputes arising from or related to this Agreement will be resolved through friendly negotiation between the two parties. If the two parties cannot resolve the dispute through friendly negotiation, either party may bring a lawsuit to the people's court at the plaintiff's domicile.

Article X Effectiveness of the Agreement and Miscellaneous

10.1 This Agreement shall take effect from the date when both parties with their official seal or special contract seal. This Agreement is in two copies, both party hold one copy with equal legal effect.

10.2 The annexes are inseparable parts of this Agreement. If there is any conflict between the annexes and the body of the agreement, the body of the agreement shall prevail.

The annexes to this Agreement are

Annex I: Purchase Order for Information Services

Annex II: Choice financial terminal product specification

( ☐ applicable ☒ not applicable for the agreement)

Annex III: Choice database information products list

( ☐ applicable ☒ not applicable for the agreement)

(No text below)

(There is no text on this page, it is the stamped page of the "Information Service Agreement" (Agreement No.: ____________) signed between Greifenberg Analytics Limited and Shanghai Eastmoney Financial Data Service Co., Ltd.)

Party A：Greifenberg Analytics Limited

(With Company seal chopped)

Address:

Zip code:

Tel:

Fax:

Designated email: info@greifenberganalytics.com

Contact Person:

Telephone:

Signing Date: 30, November 2022

Party B: Shanghai Eastmoney Financial Data Service Co., Ltd.

(With Company seal chopped)

Address: Eastmoney Financial Building, No. Longtian Road, Shanghai

Zip code: 200235

Tel:

Fax:

Customer service email:

Contact person:

Telephone:

Signing Date:

Annex I:

Information Services Purchase Order

Party A agrees to purchase Internet information services from Party B in accordance with the Information Service Agreement (Agreement No.: ____________, hereinafter referred to as the "Main Agreement") due to its business needs. The purchase order is determined according to the main agreement as follows:

Information Service Item	Service Description	Unit Price (Yuan/year)	Service period (year)	Quantity (pcs)	Total (yuan)
Choice Data interface	API quantization interface		1	1
Total (with tax included)					¥______________
Party B's designated account	Name: Shanghai Eastmoney Financial Data Service Co., Ltd. Bank Name: Bank account: SWIFT code: CMBCCNBS Bank Address: China Merchants Bank Tower
Party A invoicing information	Company Name: Greifenberg Analytics Limited
Payment Method

Party A chooses payment method A

A． Within 5 working days after the effective date of the Independent Agreement and Party A receives the VAT invoice provided by Party B, Party A shall pay Party B the total amount of all service fees (including taxes) in accordance with the above information service items in capital RMB: ______________ (¥______________).

B． Within 5 working days from the effective date of the main agreement, Party A will pay Party B the total amount of service fees (including taxes) in accordance with the above information service items: ______________ (¥______________), and Party B will issue invoices to Party A within 10 working days after receiving the payment.

Specific service period	The term of the information service under this Agreement is one year. From January 1, 2023 to December 31, 2023
Other instructions	The information service purchase order is a supplement and adjustment to the main agreement in terms of the selection of service content, and the number of subsequent products, and other matters are subject to the main agreement.

Annex II：Choice Financial Terminal Product Specification

No.	Standard module	Description of data information		Remarks
1	Data Center	Basic Data	Stocks, funds, bonds, Hong Kong stocks and other types of information and data thematic reports
		Derivatives	Warrants, stock index futures basic data and special data reports
		Institution data	QFII, QDII, securities companies, fund companies, banks, trust companies and other special data reports
		China Economic Data	Commonly used economic data special reports
2	Macro industry	Macro data	Economic Data (EDB), Macroeconomic Data Topics, Macroeconomic Forecasts, Global Economic Data Calendar
		Industry data	Industry product prices, comprehensive supply and demand data, production and sales, inventory, production capacity, operating rate, industry financial data, industry data topics, industry in-depth information
3	Quotes	Shanghai, Shenzhen and Beijing market	Shanghai Stock Exchange: A shares\B shares	Only available in mainland China (excluding Hong Kong, Macao, and Taiwan)
Shenzhen Stock Exchange: A shares\B shares
Beijing Stock Exchange: including Beijing Stock Exchange A shares, etc.
		Stock Transfer System	New Third Board Market \ Old Third Board Market

Domestic future spot market	CFFEX: stock index futures \ treasury bond	Only available in mainland China (excluding Hong Kong, Macao, and Taiwan)
Shanghai Futures Exchange Quotes
Dalian Commodity Exchange Quotes
Zhengzhou Commodity Exchange Quotes
China Foreign Exchange Trading Center	Local Currency\Foreign Currency\Baseline	Only available in mainland China (excluding Hong Kong, Macao, and Taiwan)
International Forex	Forex
Hong Kong Stock（Hong Kong Stock Connect not included）	Hong Kong Stock Exchange: Hong Kong stocks\debt securities\funds\turbo\CBBC	Only available in mainland China (excluding Hong Kong, Macao, and Taiwan)
Hong Kong Stock（Hong Kong Stock Connect included）	Hong Kong Stock Connect
US stocks	NASDAQ exchange	Authorization required
	NYSE	Authorization required
	ASE	Authorization required
Index market	Shenwan series index
CSI Series Index
	Hang Seng Index	Authorization required
	Global Index	25 minutes delay
External market	CME-COMEX\NYMEX\CBOT	Authorization required
	SGX	Authorization required

		Fund financial market	Open-end funds\trust management\bank wealth Management\brokers' collective wealth
4	Analysis tools	Stock data analysis tools	Conditional filter, horizontal comparison, vertical comparison
		Bond Data Analysis Tool	Conditional filter, horizontal comparison, calculator
		Fund data analysis tool	Conditional filter, horizontal comparison, vertical comparison
		Derivatives data analysis tool	Conditional screening, horizontal comparison, warrant calculator
5	Index module	Basic Index Data	SSE, CSI, Juchao, CITIC S&P Index, Xinfu Index, Shenwan Index, major foreign market indices
		Index tool	Index data browser, index analysis
6	News	Financial information	Financial news, news headlines, company information, industry information, market information, macroeconomic and other financial information
		Announcements	Shanghai and Shenzhen stocks, three boards, Hong Kong stocks, US stocks, funds, bonds, wealth management and announcements from major exchanges
		Laws and regulations	Laws, administrative regulations, announcements, etc. of various state agencies, regulatory agencies and exchanges.
		Information Subscription and Favorites	News subscription function and favorites
7	Portfolio Management	Portfolio Management	management tools, including functions such as portfolio monitoring, portfolio trading, portfolio analysis, portfolio overview, and portfolio settings.

The following products are sold separately:
8	Quotes	Terminal Shanghai and Shenzhen Level-2 Quotes	Shanghai and Shenzhen 10-step Quotes	Only available in mainland China (excluding Hong Kong, Macao, and Taiwan)
9		Terminal Hong Kong Stock Level-2 Quotes	Hong Kong Stock 10-speed Quotes
10		Terminal CICC Level-2 Quotes	CIMB five-file quotes
11	Third party data expansion module	Choice SkyEye Public Opinion Monitoring System	On the basis of media information and stock bar community postings, it provides users with three major information modules, namely public opinion hotspots, information public opinion and stock bar public opinion, helping users to efficiently manage investment and monitor public opinion.
12		Alternative Data Center	Contains characteristic data functions such as employment data and Choice big data, relying on financial technology, combined with third-party data, deep processing of characteristic data, forming indexed characteristic functions, timely and realistic feedback of financial market sentiment index, providing a basis for research decisions.
13		China Enterprise Database	Provide information on listed and non-listed companies, including information on top ten shareholders, business information, annual reports, company financing information, qualification licenses, peer analysis, etc., to help investors screen out companies with investment value.	Including in the investment research version features, not sold separately

14	Industry Chain Research Platform	The industry chain research platform is based on the core concept of building core industry chains and creating investment research mapping, including core modules such as industry chains, personalized creation etc., while improving the whole industry chain framework with associated companies, core data and public opinion search. The platform builds industry chains based on Shenwan industry classification, covering all Shenwan three-tier industries, and makes sub-industry chains for key three-tier industries to supplement research depth, while supplementing thematic industry chains to cover hot concepts in the market, and supports users' high degree of customization, dedicated to helping investment researchers build an efficient and comprehensive investment research map to prevent industry risks and discover investment opportunities.	Including in the investment research version features, not sold separately

Annex III: Choice database information product list

No.	Product Library	Category	Table name in Chinese	Table name in English	Note
1
2
3

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